UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 11, 2006

                          ASPEN EXPLORATION CORPORATION
                          -----------------------------
               (Exact name of registrant as specified in charter)

           Delaware                    000-09494                84-0811316
           --------                    ---------                ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                    Identification No.)




                 2050 S. Oneida St., Suite 208, Denver, CO 80224
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 303-639-9860

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02         Unregistered Sales of Equity Securities.

     As described in response to Item 5.02, below, Aspen Exploration Corporation appointed Kevan B. Hensman a director of Aspen effective September 11, 2006. In connection with that appointment, Aspen granted Mr. Hensman an option to purchase 10,000 shares of Aspen common stock. The following sets forth the information required by Item 3.02 of Form 8-K and Item 701 of Regulation S-B.

(a) On September 11, 2006, we issued an option to purchase 10,000 shares of Aspen's common stock to Kevan B. Hensman. The options are exercisable at $3.70, expire September 11, 2011 and vested immediately.

(b)  No underwriters were involved in the transactions.

(c) The stock options were issued in consideration of Mr. Hensman joining the board of directors and Aspen received no cash therefor.

(d) The transaction was exempt from registration under the Securities Act of 1933, as amended by reason of Sections 4(2) and 4(6) of the Securities Act of 1933.

(e) The options are exercisable to purchase shares of common stock as described above.

(f)  No proceeds were received.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)  None

(b)  None

(c)  None

(d)  Appointment of Directors

     Kevan B. Hensman became a director of Aspen Exploration Corporation on September 11, 2006. Since June 2006, Mr. Hensman has been the Manager of Paramount Citrus Association with current duties including the preparation of an annual plan; quarterly budget updates; management reporting; and analysis. From April 2002 to June 2006, Mr. Hensman served as an Analyst for Truxtun Radiology Medical Group, LP with the duties of providing financial analysis; performing special projects; and assisting the Practice Administrator in performing various duties and assignments.

     Mr. Hensman was employed by Aera Energy, LLC as its Energy Portfolio Consultant from June 1999 to November 2001. During his tenure, his duties included providing an analysis of gas pricing and supply to upper management and the operation departments; the administration and negotiation of all gas purchase/sales contracts and gas pipeline transportation contracts and agreements; advising business partners on current Governmental regulations and legislation; managing the fuel budget; preparing month-, quarter- and year-end reports; and partnering with department heads to prepare the annual plan and budget forecasts.

     Mr. Hensman served as the Planner/Gas Analyst from November 1997 to May 1999 for Texaco Exploration and Production Company. His duties included evaluating the energy markets for gas pricing for the management team and production department; supporting the gas contract administration; negotiating gas contracts for natural gas purchase and sales and pipeline transportation; managing the imbalance account with vendors to minimize the company's penalty fees; scheduling deliveries of supplies to production operations and projects; budgeting for the yearly plan and five year strategic plan for Kern River Business Unit; completing forecasts; economics evaluations; performing variance reports and month-end reports; managing project completion audits; resolving accounting and budget issues; and preparing month-end and year-end reports with accounting.

     Mr. Hensman served as the Supervisor of Fuel Supply and Acquisition Analyst from February 1991 to October 1997 for Santa Fe Energy/Monterey Resources. Mr. Hensman was responsible for administration and negotiating gas purchase/sales contracts; tracking fuel use; scheduling and balancing on gas pipelines; evaluating energy markets relating to gas pricing for the recommendation of term purchases; supporting annual planning and budget cyclic; economic evaluation of acquisition candidates; and portfolio evaluation.

     Mr. Hensman is not a director of any other public company. In 1999, Mr. Hensman received a Bachelors of Science degree in finance from California State University Bakersfield (CSUB).

     Mr. Hensman was not appointed to any committees of the board of directors, and has no prior relationship with Aspen. Mr. Hensman was not appointed pursuant to any arrangement or understanding between him and any other person except for the grant of stock options as described above.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 13, 2006.


                                       ASPEN EXPLORATION CORPORATION


                                       By: /s/ Robert A. Cohan
                                       -----------------------
                                       Robert A. Cohan
                                       President